DRILLING CONTINUES TO INTERSECT HIGH-GRADE

 Cu-Pt-Pd-Au VALUES IN PM DEPOSIT

TORONTO, ONTARIO— July 16, 2003.  FNX Mining Company Inc. (FNX-TSX) and Dynatec Corporation (DY-TSX) report that underground drilling on the McCreedy West PM Deposit continues to intersect high-grade, copper-platinum-palladium-gold (Cu-Pt-Pd-Au) values over significant core lengths.

These positive drill results are supported by results from historical boreholes in the deposit and demonstrate that much of the PM Deposit has potential to host significant Cu-Pt-Pd-Au mineralization. Areas with true widths in excess of 100 ft. may prove to be amenable to bulk mining while individual or clusters of massive chalcopyrite veins, up to 50 ft. in width and containing very high-grade Cu-Pt-Pd-Au values, may be amenable to selective mining methods.

HIGHLIGHTS

              SOUTHWEST and CENTRAL AREAS

            FNX HOLES REPORTED TODAY

BOREHOLE	Ft	Cu%	Ni%	Pt+Pd+Au g/t
• FNX0154	99.5	0.9	0.1	5.2
• incl	27.5	1.3	0.1	7.3
• FNX0160	6.4	2.2	0.1	9.1
• FNX0180	8.1	4.0	0.3	9.5
• FNX0196	97.9	0.9	0.1	3.5
• incl.	7.0	2.3	0.7	13.8
• FNX0198	12.0	1.9	0.5	28.7
and	47.0	0.7	0.2	6.4
• FNX0203	7.2	4.2	1.0	21.3
• FNX0204	17.0	1.6	0.8	7.6
• FNX0205	167.5	0.8	0.2	3.9
• incl	24.5	1.5	0.6	9.0
• FNX0220	33.2	1.9	0.3	9.0
• FNX0221	12.6	1.3	0.3	7.4
• FNX0223	102.5	1.2	0.4	6.4
• incl	35.0	2.0	0.4	11.0
• FNX0224	74.1	1.1	0.3	6.8
• incl.	15.0	2.3	0.6	12.6
• incl.	9.3	1.9	0.2	16.9
• FNX0225	152.5	0.8	0.2	5.9
• incl	77.5	1.0	0.3	7.9
• incl	12.5	2.8	0.9	31.2
• FNX0226	70.0	0.7	0.3	5.5

           FNX HOLES PREVIOUSLY REPORTED

BOREHOLE	Ft	Cu%	Ni%	Pt+Pd+Au g/t
• FNX3000	250.7	1.2	0.2	6.2
• incl.	24.6	2.1	0.5	24.6
• incl.	24.7	1.7	0.5	15.1
• incl.	67.0	2.2	0.3	11.3
• incl.	15.3	7.5	0.8	30.7
• FNX3024	113.9	0.6	0.1	4.1
• incl.	64.6	0.9	0.2	5.9
• FNX0056	66.5	1.1	0.1	4.4
• incl	12.1	1.4	0.1	7.2

HISTORICAL HOLES
BOREHOLE	Ft	Cu%	Ni%	Pt+Pd+Au g/t
• 596720	110.3	0.7	0.3	5.1
• incl	33.9	1.2	0.7	9.1
• 665160	92.0	1.3	0.3	7.6
• 665430	101.5	0.8	0.1	3.7
and	31.3	1.0	0.3	6.7
• 665440	34.2	1.6	0.2	4.6
• incl	2.3	10.6	1.0	29.1
• incl	1.2	19.9	3.4	60.3
• 665860	123.7	0.9	0.2	5.4
• incl	27.8	1.6	0.7	10.3
• 665870	7.2	5.6	0.8	12.3
• 857280	8.8	1.1	4.7	14.4
• 857290	20.0	1.0	0.1	5.3
and	101.2	1.0	0.4	7.9
• 857410	10.0	0.1	<0.1	10.0

The lengths reported are core intersection lengths (true widths for 15 holes are estimated to be 80% to 100% while 5 holes are estimated at 40% to 70%).

Notes and abbreviations to accompany these Highlights are located below.

The results reported in this news release (22 boreholes totaling 9,962.5 ft) are from the Southwest and Central parts of the PM Deposit (see Figure 1). Results from the Southeast and Northwest parts of the PM deposit were previously reported in the June 4, 2003 news release.

The PM Deposit is approximately 1500 ft. long and 1000 ft. wide and varies from several ft. to over 150 ft. in true thickness. It occurs within an extensive zone of Sudbury Breccia situated in the footwall of the McCreedy West Mine. The PM Deposit contains two distinctive types of mineralization: high sulphide (Pt-Pd-Au with high copper values) and low sulphide (Pt-Pd-Au with low copper values). The much more prominent high sulphide type is typical of other Sudbury Basin footwall deposits, while the less prominent “no-see-um” type of mineralization may represent a new type of platinum/palladium/gold ore in the Sudbury Basin.

The PM Deposit is readily accessible via the reconditioned McCreedy West ramp and 1600 Level drift. The 1600 Level drift runs parallel with the deposit and is approximately 300 ft. above the center of the deposit, which extends from the 900 Level to the 2200 Level (see Figure 1).

Planning has started on the proposed exploration ramp into the PM Deposit that will permit the geological mapping and bulk sampling required for the planned feasibility study later this year. Underground drilling is continuing from the 1600 Level with two drill rigs testing the PM Deposit and two rigs drilling the Inter Main deposit.

Sudbury Joint Venture - General

The Sudbury Joint Venture is owned 75% by FNX (exploration operator) and 25% by Dynatec (mining operator). The Sudbury Joint Venture properties (McCreedy West, Levack, Victoria, Norman and Kirkwood) are all former copper, nickel, platinum, palladium, gold producers. The properties are located in the Sudbury District of northeastern Ontario and are covered by previously announced agreements between FNX and Inco Limited (see January 11, 2002 FNX press release) and FNX and Dynatec Corporation (see February 3, 2002 FNX and DY press release). For a detailed description of the properties and previous work, please go to the FNX website “www.fnxmining.com” and refer to FNX’s Annual Information Form dated May 9, 2003.

James M. Patterson, Ph.D., P.Geo., and Vice President Exploration of FNX, is the designated Qualified Person and responsible for the verification and quality assurance of the Sudbury Joint Venture’s exploration data and analytical results.  Anthony P. Makuch, M. Eng., P. Eng., M.B.A., and Dynatec’s Vice President, Sudbury Joint Venture Mining Operations, oversees mining activities on behalf of the Sudbury Joint Venture.

Analytical Procedures

The Sudbury Joint Venture diamond drill core is logged and marked for sampling by FNX geologists. Most boreholes drilled from surface (NQ size) are cut in half by diamond saw, with one half bagged and tagged for shipment to the sample preparation laboratory. The remaining half of the sawn core is returned to the core box for storage and future reference. The boreholes drilled from underground are handled in a similar manner except that the core is not sawn in half and all of the sampled core is sent for assay.

Samples are shipped from the FNX Sudbury and Levack core processing facilities to the SGS Lakefield Laboratory in Garson (Sudbury) for sample preparation. Samples are crushed to 90% < 10 mesh, riffle split and milled to 95% < 150 mesh.  The prepared samples (150g to 200g of pulverized rock) are shipped from the SGS Lakefield laboratory to ALS Chemex in Vancouver for base and precious metal analyses.

The ALS Chemex laboratory holds ISO9002 accreditation and participates in the proficiency testing that is required to achieve ISO17025 accreditation. Upon receipt in the Vancouver laboratory, 0.2 g of the pulverized rock are fused with 2.6 g of sodium peroxide at 6500 C. Upon cooling, the melt is dissolved in 250 ml of 10% HCL and the solution is analyzed by Inductively Coupled Plasma – Atomic Emission Spectroscopy (ICP-AES) for the base metals (Cu, Ni, Co, Fe, As, Pb, Zn, and S).  Detection limits are 0.005% for Ni and Cu; and 0.002% for Co. For precious metals (Pt, Pd, Au) determinations, 30g (1 assay ton) are fused by fire assay furnace with lead collection. The lead matte is cupelled to a precious metal bead and, after digestion in 2% HCL, the solution is analyzed by ICP-AES. Detection limits are 0.03 g/t (0.001 oz/ton) for Pt, Pd and Au.

Analytical Solutions act as the Company’s independent Qualified Person for Quality Assurance/Quality Control of all sample preparation and assaying procedures. The QA/QC procedures used in sampling handling and assaying are described in detail in the Review of the Mineral Resources of the McCreedy West Mine Property, Sudbury Area, Ontario prepared by independent consultants Roscoe Postle Associates (RPA) and dated March 5, 2003. This report, which has been filed on Sedar, concludes,  “…. in RPA’s opinion the data collection (drilling, sampling, assaying) and quality assurance/quality control (QA/QC) work by FNX is above industry standard and conforms to best practices guidelines set by the OSC/TSE Mining Standards Task force (1999)”.

This press release contains certain forward-looking statements. While these forward-looking statements represent our best current judgment, they are subject to a variety of risks and uncertainties, including the risk factors listed in FNX Mining’s Annual Information Forms filed with the TSX, that are beyond the company’s ability to control or predict and which could cause actual events or results to differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements.

For further information, please contact:

Terry MacGibbon, President and CEO

Tel: 416-628-5929, Fax 416-360-0550, Email: tmacgibbon@fnxmining.com

David Constable, Vice President, Investor Relations and Corporate Affairs

Telephone: 416-628-5938, Fax: 416-360-0550, Email: dconstable@fnxmining.com,

FNX Website - www.fnxmining.com

TABLE 1 – PM DEPOSIT – SOUTHWEST & CENTRAL DRILL AREAS

SOUTHWEST & CENTRAL DRILL AREAS- FNX RESULTS REPORTED TODAY

Borehole	East	South	Az°	Dip°	Ft.			%		g/t
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX0154	3300.0	1201.5	172.5	-88.7	249.6	349.1	99.5	0.9	0.1	2.1	2.8	0.3	5.2
			including		281.1	308.6	27.5	1.3	0.1	2.7	4.1	0.5	7.3
FNX0158	2700.0	1268.7	356.4	-78.0	80.0	83.8	3.8	0.6	0.2	1.6	2.4	0.8	4.8
FNX0159	2700.0	1268.7	0.8	-33.6	132.9	144.3	11.9	0.3	0.2	1.6	2.1	0.3	4.0
FNX0160*	2700.0	1268.7	3.3	-3.6	142.5	148.9	6.4	2.2	0.1	4.1	4.3	0.7	9.1
FNX0179*	2800.0	1272.8	3.6	-11.3	130.4	171.0	40.6	0.8	0.1	1.1	1.0	0.2	2.2
			including		130.4	139.3	8.9	1.8	0.5	2.8	1.6	0.3	4.7
FNX0180	2800.0	1272.8	358.6	-61.4	78.0	86.1	8.1	4.0	0.3	3.8	4.3	1.4	9.5
FNX0181*	2800.0	1286.7	178.2	-78.3	104.3	128.8	24.5	0.7	0.1	1.2	1.5	0.2	2.9
FNX0196	3350.0	1188.5	203.6	-86.6	210.0	307.9	97.9	0.9	0.1	1.3	1.8	0.3	3.5
					333.5	340.5	7.0	2.3	0.7	5.7	6.2	1.9	13.8
FNX0198	3350.0	1175.3	353.4	-62.8	209.4	221.4	12.0	1.9	0.5	15.5	10.3	2.9	28.7
					254.4	301.4	47.0	0.7	0.2	2.2	2.7	1.5	6.4
FNX0199	3350.0	1175.3	1.1	-45.5	226.8	231.8	5.0	1.1	0.2	3.6	4.9	2.3	10.8
					292.3	298.3	6.0	0.3	0.2	6.6	5.6	0.4	12.6
FNX0203	2900.0	1290.5	178.0	-78.5	195.1	202.3	7.2	4.2	1.0	7.3	9.0	5.1	21.3
FNX0204	2900.0	1275.9	359.3	-43.2	138.5	188.4	49.9	0.7	0.3	1.5	1.5	0.4	3.4
			including		138.5	155.5	17.0	1.6	0.8	3.5	3.1	1.0	7.6
FNX0205*	2950.0	1270.1	0.8	-5.0	282.3	449.8	167.5	0.8	0.2	1.4	1.8	0.7	3.9
			including		351.3	365.3	14.0	1.5	0.2	2.4	3.8	1.0	7.2
			including		391.8	416.3	24.5	1.5	0.6	3.1	3.4	2.5	9.0
FNX0208	3350.0	1175.3	0.5	-27.2				nsv
FNX0220	3000.0	1258.0	0.1	-36.0	175.0	255.0	80.0	1.1	0.2	2.2	2.3	0.7	5.1
			including		221.8	255.0	33.2	1.9	0.3	3.9	4.0	1.2	9.0
FNX0221	3000.0	1258.9	357.1	-15.3	166.1	210.9	44.8	0.8	0.2	1.9	2.1	0.3	4.3
			including		198.3	210.9	12.6	1.3	0.3	3.5	3.6	0.3	7.4
FNX0222	3050.0	1246.6	0.6	-65.0	157.7	221.5	63.8	1.1	0.2	2.1	2.9	0.7	5.7
FNX0223	3100.0	1254.9	357.8	-60.9	157.5	260.0	102.5	1.2	0.4	2.3	3.4	0.7	6.4
			including		235.0	260.0	35.0	2.0	0.4	3.8	5.8	1.4	11.0
FNX0224	3100.0	1248.8	184.7	-78.6	215.4	289.5	74.1	1.1	0.3	2.7	3.2	0.9	6.8
			including		248.1	263.1	15.0	2.3	0.6	4.2	6.3	2.1	12.6
			including		280.2	289.5	9.3	1.9	0.2	8.1	7.3	1.5	16.9
FNX0225*	3150.0	1222.8	356.2	-13.9	170.0	322.5	152.5	0.8	0.2	2.2	1.9	1.8	5.9
			including		170.0	180.0	10.0	0.8	0.2	6.7	3.4	1.8	11.9
			including		200.0	225.0	25.0	1.2	0.2	1.7	2.0	2.0	5.6
			including		245.0	322.5	77.5	1.0	0.3	2.9	2.5	2.6	7.9
			incl.		260.0	275.0	15.0	2.0	0.4	4.0	4.6	1.1	9.7
			incl.		310.0	322.5	12.5	2.8	0.9	10.6	6.8	13.8	31.2
					405.0	415.0	10.0	0.1	0.1	3.5	2.7	0.2	6.4
					485.0	495.0	10.0	0.2	0.0	3.2	2.5	0.5	6.2
FNX0226	3150.0	1222.8	356.7	-50.7	140.0	285.0	145.0	0.6	0.2	1.7	1.8	0.6	4.1
			including		185.0	255.0	70.0	0.7	0.3	2.2	2.5	0.7	5.5
FNX0242	3925.0	1050.7	0.0	-89.6				nsv – outside deposit

SOUTHWEST & CENTRAL DRILL AREAS – FNX RESULTS PREVIOUSLY REPORTED

Borehole	East	South	Az°	Dip°	Ft.			%		g/t
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX3000	2335.1	1004.9	55.0	-56.3	1941.0	2191.7	250.7	1.2	0.2	2.1	3.4	0.7	6.2
			including		1975.4	2000.0	24.6	2.1	0.5	7.5	13.6	3.5	24.6
			including		2066.9	2091.6	24.7	1.7	0.5	6.1	7.9	1.1	15.1
			including		2124.7	2191.7	67.0	2.2	0.3	3.5	6.6	1.2	11.3
			including		2139.5	2154.8	15.3	7.5	0.8	8.9	19.0	2.8	30.7
FNX3024	3575.0	1761.0	349.9	-67.2	1846.1	1960.0	113.9	0.6	0.1	1.5	2.1	0.5	4.1
			including		1895.4	1960.0	64.6	0.9	0.2	2.1	3.2	0.7	5.9
FNX0056	3000.0	1149.0	350.4	-80.5	684.6	751.1	66.5	1.1	0.1	1.3	2.0	1.1	4.4
					684.6	693.9	9.3	1.2	0.3	1.6	3.3	5.0	9.9
					703.3	715.4	12.1	1.4	0.1	2.1	3.9	1.3	7.2
					743.6	751.1	7.5	2.4	0.1	3.5	3.8	0.3	7.6

SOUTHWEST  & CENTRAL DRILL AREAS – HISTORICAL HOLES

Borehole	East	South	Az°	Dip°	Ft.			%		g/t
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
596720	3162.0	1237.0	37.6	-90.0	212.5	322.8	110.3	0.7	0.3	2.1	2.3	0.6	5.1
			including		288.3	322.2	33.9	1.2	0.7	3.6	4.5	1.0	9.1
665060	3162.0	1233.0	360.0	-30.0	200.9	241.5	40.6	0.9	0.2	0.8	1.5	0.4	2.6
			including		200.9	206.5	5.6	3.8	0.3	2.4	4.7	2.1	9.2
			including		234.4	241.5	7.1	1.7	0.7	1.8	3.8	0.2	5.8
665070	3161.0	1243.0	180.0	-64.0	307.7	321.3	13.6	1.1	0.1	1.5	2.7	0.1	4.3
665130	2724.0	1614.0	360.0	-35.0	360.9	376.1	15.2	0.8	0.0	0.8	2.7	0.1	3.7
665160	3164.0	1231.0	360.0	-63.0	188.0	280.0	92.0	1.3	0.3	2.5	3.3	1.8	7.6
665170	3164.0	1247.0	180.0	-45.0	365.0	368.8	3.8	4.2	0.9	1.2	3.1	1.4	5.7
665200	2689.0	1717.0	360.0	-56.0				nsv
665430	2900.0	1173.0	360.0	-77.0	650.5	752.0	101.5	0.8	0.1	1.3	1.6	0.8	3.7
			including		650.5	678.7	28.2	1.1	0.1	1.8	1.7	1.6	5.1
			including		715.6	738.6	23.0	1.4	0.4	1.9	3.0	0.6	5.5
					893.6	924.9	31.3	1.0	0.3	3.2	2.6	0.9	6.7
					952.0	982.0	30.0	0.9	0.5	3.0	3.3	0.5	6.8
665440	2900.0	1179.0	180.0	-85.0	753.9	788.1	34.2	1.6	0.2	2.1	2.3	0.2	4.6
			including		753.9	756.2	2.3	10.6	1.0	8.5	19.4	1.2	29.1
			including		786.9	788.1	1.2	19.9	3.4	33.4	24.3	2.6	60.3
665450	2899.0	1183.0	180.0	-73.0	893.6	982.0	88.4	0.7	0.3	2.3	2.3	0.5	5.0
			including		893.6	924.9	31.3	1.0	0.3	3.2	2.6	0.9	6.7
			including		952.0	982.0	30.0	0.9	0.5	3.0	3.3	0.5	6.7
665840	3095.0	1109.0	360.0	-76.0	655.9	728.3	72.4	0.9	0.3	1.2	1.8	0.4	3.4
665850	3095.0	1109.0	360.0	-86.0	709.3	788.7	79.4	0.8	0.2	1.4	1.5	0.6	3.4
665860	3095.0	1128.0	180.0	-84.0	789.3	913.0	123.7	0.9	0.2	2.0	2.8	0.7	5.4
			including		789.3	821.5	32.2	1.0	0.1	1.8	2.3	1.2	5.3
			including		845.2	873.0	27.8	1.6	0.7	4.1	5.1	1.1	10.3
665870	3095.0	1129.0	180.0	-75.0	931.0	938.2	7.2	5.6	0.8	4.6	7.1	0.6	12.3
857270	3300.0	1093.0	360.0	-73.0	637.0	640.8	3.8	0.9	0.0	3.4	5.5	0.2	9.1
857280	3299.0	1094.0	360.0	-82.0	735.6	744.4	8.8	1.1	4.7	3.8	10.6	1.3	14.4
857290	3299.0	1095.0	180.0	-89.0	752.1	772.1	20.0	1.0	0.1	2.5	2.3	0.5	5.3
					825.0	926.2	101.2	1.0	0.4	3.2	3.9	0.9	7.9
857300	3299.0	1095.0	180.0	-76.0	940.6	953.3	12.7	0.4	0.1	1.1	1.1	0.2	2.4
857310	3299.0	1095.0	180.0	-65.0	881.2	887.2	6.0	9.2	0.1	0.6	6.2	1.2	8.0
857410	3401.0	1118.0	360.0	-72.0	773.0	783.0	10.0	0.1	0.0	0.4	0.3	9.3	10.0
					880.0	890.0	10.0	0.5	0.2	3.4	3.8	1.5	8.7

Notes for Tables :

•

The lengths reported are core intersection lengths; true widths for 15 of the new FNX boreholes reported here are estimated to be between 80% to 100% of the intersection lengths, with the other five (indicated with *)  being between 40% to 70%.

•

Cu = copper; Ni = nickel; Pt = platinum; Pd = palladium; Au = gold

•

TPM = total precious metals defined as Pt+Pd+Au

•

 g/t = grams per metric tonne

•

nsv = no significant values